UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2010
BANCTRUST FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Alabama	0-15423	63-0909434

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

100 St. Joseph Street, Mobile, Alabama	36602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (251) 431-7800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On November 10, 2010, BancTrust Financial Group, Inc. (the “Registrant”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”), a fund managed by Yorkville Advisors, LLC. Pursuant to the SEDA, YA Global has agreed to purchase up to $15 million (the “Commitment Amount”) of newly issued common stock, par value $.01 per share (“Common Stock”), of the Registrant if notified to do so by the Registrant in accordance with the terms and conditions of the SEDA. Unless terminated earlier, the SEDA will terminate automatically on the earlier of November 10, 2012 or the date on which the aggregate purchases by YA Global under the SEDA total the Commitment Amount. The amount of Common Stock issued under the SEDA cannot exceed, in the aggregate, 19.9% of the total outstanding shares of Common Stock of the Registrant as of the date of the SEDA. The Common Stock will be sold pursuant to the Registrant’s registration statement on Form S-3/A (File No. 333-153871) (the “Registration Statement”).
          The Registrant may, from time to time, require YA Global to purchase Common Stock, with at least five trading days between each sale, by delivering an advance notice to YA Global, specifying in such notice the portion of the Commitment Amount being requested by the Registrant (the “Advance”). The maximum amount of each Advance cannot exceed $250,000 unless a greater amount is agreed to by the mutual consent of the Registrant and YA Global.
          The number of shares of Common Stock issuable in connection with each Advance is computed by dividing the dollar amount of the Advance by the purchase price for such Common Stock. For each share of Common Stock purchased under the SEDA, YA Global will pay 96.0% of the Market Price, which is defined as the lowest daily VWAP of the Common Stock that is greater than a Minimum Acceptable Price established as discussed below during the five consecutive trading days after the date on which the Registrant delivers written notice of the Advance to YA Global (the “Advance Period”). “VWAP” means, as of any date, the dollar volume weighted average price for the Common Stock as reported by Bloomberg, L.P. For each Advance, the Minimum Market Price will be 1.042 multiplied by the Minimum Acceptable Price, which is defined as (i) an amount the Registrant indicates in the written notice to YA Global relating to that Advance (the “Company Minimum Price”) or (ii) if issuing shares of Common Stock for a purchase price that is less than 90.0% of the last sale price reported by Bloomberg, L.P. at the close of the last trading day of the Advance Period (the “TARP Minimum Price”) would cause an adjustment to the exercise price for the warrant issued to the U.S. Treasury under the Troubled Asset Relief Program Capital Purchase Program, the greater of the Company Minimum Price and the TARP Minimum Price. If on any trading day during the pricing period the VWAP for the Common Stock is below the Minimum Market Price, the Advance automatically will be reduced by 20% for each such trading day (an “Excluded Day”), except that YA Global may elect to purchase, and the Registrant will be obligated to sell, up to that number of shares of Common Stock equal to the amount of such reduction divided by the Minimum Acceptable Price corresponding to such Advance at a price equal to the Minimum Acceptable Price corresponding to such Advance.
          The SEDA includes representations, warranties and covenants that management of the Registrant believes are customary for transactions of this type. In connection with any Advance, if any portion of an Advance would cause the beneficial ownership of Common Stock by YA Global to exceed 4.9% or to exceed the aggregate offering price available for issuance pursuant to the Registration Statement, then such portion will automatically be deemed to be withdrawn by the Registrant.
          A copy of the SEDA is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
5.1	Opinion of Hand Arendall LLC as to legality of securities

10.1	Standby Equity Distribution Agreement dated as of November 10, 2010 between YA Global Master SPV Ltd. and BancTrust Financial Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
Date: November 10, 2010	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hand Arendall LLC as to legality of securities

10.1	Standby Equity Distribution Agreement dated as of November 10, 2010 between YA Global Master SPV Ltd. and BancTrust Financial Group, Inc.